UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2018

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Zynerba Pharmaceuticals, Inc. (the “Company”), the Board appointed John P. Butler as a director to fill a vacancy on the Board and as a member of the Nominating and Corporate Governance Committee of the Board, effective immediately.  Mr. Butler will stand for re-election with the other directors at the Company’s 2018 annual meeting of stockholders. The Board has determined that Mr. Butler is an independent director under the applicable NASDAQ rules. There are no arrangements or understandings between Mr. Butler and any other person pursuant to which he was selected as a director.

In accordance with the Company’s Non-Employee Director Compensation Policy, the Board approved a grant to Mr. Butler of an option to purchase 35,000 shares of the Company’s common stock under the Company’s Amended and Restated 2014 Omnibus Incentive Compensation Plan. The stock options have a ten-year term subject to earlier termination and an exercise price equal to $9.90 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on April 12, 2018. The stock options vest annually in equal proportions over a period of three years beginning on April 12, 2019, but may vest earlier upon a change of control of the Company or the death or total disability of Mr. Butler. In accordance with the Company’s Non-Employee Director Compensation Policy, Mr. Butler will also receive a cash retainer of $35,000 per year as a director, a cash retainer of $4,000 per year as a member of the Nominating and Corporate Governance Committee and an annual award of an option to purchase 15,000 shares of the Company’s common stock, vesting on the earlier of (i) the day before the following annual meeting of stockholders and (ii) the first anniversary of the date of grant, which award may also vest earlier upon a change of control of the Company or the death or total disability of Mr. Butler.  Each cash retainer will be paid in quarterly installments, and Mr. Butler may submit an election to receive stock options in lieu of such quarterly cash payments, which will be fully vested on the date of grant and in an amount based on the Black-Scholes valuation.

There are no family relationships between Mr. Butler and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure.

On April 16, 2018, the Company issued a press release announcing the appointment of Mr. Butler as a director. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated April 16, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel

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